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                      [LETTERHEAD OF MCCURDY & ASSOCIATES]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement for the Empirical Investment Funds of all references to our firm included in or made a part of this Amendment.



McCurdy & Associates CPS's, Inc.
April 11, 1998